                                                                    EXHIBIT 10.7

                   AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT



     THIS AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT, dated as of December 1, 1995, is by and between NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and TIM B. TARRILLION ("Employee").


                              W I T N E S S E T H:


     WHEREAS, the Company and Employee entered into that certain Stock Option Agreement, dated as of February 7, 1995 (the "Stock Option Agreement"), pursuant to which, among other things, the Company granted to Employee an option to purchase 400,000 shares of Common Stock (as defined in the Stock Option Agreement) of the Company, on the terms and conditions set out in such Stock Option Agreement; and

     WHEREAS, the Company desires to grant to Employee an option to acquire an additional 100,000 shares of Common Stock at an exercise price of $1.00 per share of Common Stock, on the terms and conditions set out or referred to below;

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:


     1. GRANT OF OPTION TO ACQUIRE 100,000 SHARES OF COMMON STOCK. The Company hereby grants to Employee an option to acquire an additional 100,000 shares of Common Stock at an exercise price of $1.00 per share of Common Stock, upon the terms and conditions set out or referred to below.


     2. AMENDMENTS TO STOCK OPTION AGREEMENT. In order to evidence the grant of the option to acquire such 100,000 shares of Common Stock, and the terms and conditions thereof, the Stock Option Agreement is hereby amended as follows:
Section 1 of the Stock Option Agreement shall be deleted in its entirety and replaced with the following:
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     "1.  GRANT OF OPTION; VESTING SCHEDULE.

     "(a) Grant of Option. The Company hereby grants to Employee an option the ("Option") to purchase, subject to the terms and conditions hereof, from the Company an aggregate of five hundred thousand (500,000) shares (the "Option Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") beginning on the Commencement Date (as defined below) and ending at 5:00 p.m. Eastern Standard Time, on March 31, 2004 (the "Termination Date"), one hundred thousand (100,000) of which Option Shares shall be at an exercise price equal to $1.00 per share of Common Stock, and four hundred thousand (400,000) of which Option Shares shall be at an exercise price equal to $2.50 per share of Common Stock. As used herein, the term "Commencement Date" shall mean the date first set out above. The number of Option Shares and the exercise price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below. The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof then receivable upon exercise of the Option, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares." The exercise price per share as from time to time in effect with respect to any Option Shares is referred to hereinafter as the "Exercise Price."

  The Option is not an "incentive stock option" as described in Section 422A of the Internal Revenue Code of 1986, as amended.

     "(b) Vesting Schedule. Following the Commencement Date, the Option shall vest and be exerciseable (unless earlier terminated as provided herein) on March 31 in the years set forth below and in the amounts set forth below:

                    NUMBER OF SHARES AT                  NUMBER OF SHARES AT
MARCH 31       EXERCISE PRICE OF $1.00 PER SHARE     EXERCISE PRICE OF $2.50 PER SHARE
  1996                     100,000                                100,000
  1997                                                            100,000
  1998                                                            100,000
  1999                                                            100,000
                           -------                                -------

Total                      100,000                                400,000

; provided, however, that (i) the Option to acquire such shares shall vest on the date set forth above only in the event that Employee is in the employ of the Company or any of its subsidiaries in any capacity on such date and (ii) the Option to acquire any Exercise Shares, if not earlier terminated by the terms of this Agreement, shall terminate on the 5th annual anniversary date of the date on which the Option to acquire such Exercise Shares vested as provided in this clause (b). The period beginning on the Commencement Date and ending on the Termination Date is sometimes referred to herein as the Option Period. If Employee is not in the employ of the Company or any of its subsidiaries in any capacity on any of the various vesting dates set forth above, regardless of the reason therefore, then the Option with respect to such year shall not vest."

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     3.   MISCELLANEOUS.  Except as provided in this Amendment No. 1 to Stock
Option Agreement, the Stock Option Agreement is hereby ratified and confirmed in all respects by the parties hereto. Capitalized terms used herein and not otherwise defined have the meanings given them in the Stock Option Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Stock Option Agreement to be duly executed as of the day and year first set out above.

"Company"                              NORTH AMERICAN TECHNOLOGIES
                                       GROUP, INC.

                                          /s/ David M. Daniels
                                       By:____________________________________
                                           David M. Daniels
                                           Executive Vice President, Secretary
                                           and Director



"Employee"                             TIM B. TARRILLION

                                       /s/ Tim B. Tarrillion
                                       _________________________________________


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